Exhibit 16.1




December 10, 2003




U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

         Re:    4net Software, Inc.
                Commission file no: 33-131110-NY
                --------------------------------


Dear Sir or Madam,


We have read and agree with the statements contained in Item 4(a) of the Current Report on Form 8-K, dated December 10, 2003.


Very truly yours,


/s/ Wheeler Wasoff, P.C.



Wheeler Wasoff, P.C.